As filed with the Securities and Exchange Commission on May 20, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GILEAD SCIENCES, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-3047598 (I.R.S. Employer Identification No.)

333 Lakeside Drive
Foster City, California  94404
(Address, including Zip Code, of Registrant’s Principal Executive Offices)

GILEAD SCIENCES, INC. 2018 EQUITY INCENTIVE PLAN
(Full Title of Plan)

Brett A. Pletcher
Executive Vice President, Corporate Affairs, General Counsel and Corporate Secretary
333 Lakeside Drive
Foster City, California 94404
(650) 574-3000
(Name, address, zip code, and telephone number,
including area code, of agent for service)

Copy to:
Ronald O. Mueller, Esq.
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, NW
Washington, DC 20036
(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	12,069,378 (1)	$73.58 (2)	$888,064,833.24 (2)	$115,270.82

(1)            Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of additional shares of common stock of the Registrant as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Gilead Sciences, nbsp;Inc. 2018 Equity Incentive Plan.

(2)            Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, based upon the average of the high and low prices of the common stock of the Registrant on the NASDAQ Global Select Market on May 19, 2020.

EXPLANATORY STATEMENT

On April 7, 2020, pursuant to an Agreement and Plan of Merger, dated as of March 1, 2020, by and among Gilead Sciences, Inc., a Delaware corporation (the “Registrant”), Forty Seven, Inc., a Delaware corporation (“Forty Seven”) and Toro Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant, the Registrant acquired all of the issued and outstanding shares of Forty Seven (the “Transaction”). This Registration Statement on Form S-8 (this “Registration Statement”) is filed by the Registrant, relating to 12,069,378 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to awards granted under the Gilead Sciences, Inc. 2018 Equity Incentive Plan, as amended, which was assumed by the Registrant in connection with the consummation of the Transaction and was formerly known as the Forty Seven, Inc. 2018 Equity Incentive Plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not filed as part of the Registration Statement pursuant to the Note to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Commission, are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	the Registrant’s latest Annual Report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) or latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)	all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest Annual Report or prospectus referred to in (a) above; and

(c)	the description of the Registrant’s common stock contained in the Registration Statement filed with the Commission on December 16, 1991 on Form 8-A (Commission File No. 000-19731) pursuant to Section 12 of the Exchange Act, as updated by Exhibit 4.9 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 25, 2020, together with any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which deregisters any securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that the documents listed above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall cease to be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not required.

Item 5.	Interests of Named Experts and Counsel

The validity of the issuance of the shares of Common Stock will be passed on for the Registrant by Brett A. Pletcher, Esq., Executive Vice President, Corporate Affairs, General Counsel and Corporate Secretary of the Registrant, who is an employee and officer of the Registrant

Item 6.	Indemnification of Directors and Officers.

The Delaware General Corporation Law (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The Registrant’s restated certificate of incorporation, as amended, includes a provision that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends) or (iv) for any transaction from which the director derived an improper personal benefit.

In addition, the Registrant’s restated certificate of incorporation and its amended and restated bylaws provide for indemnification of officers and directors to the full extent and in the manner permitted by Delaware law.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee, or agent, or former director, officer, employee, or agent, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of his service as a director, officer, employee, or agent of the corporation, or his service, at the corporation’s request, as a director, officer, employee, or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding; provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in the bylaws, we shall be required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by the board.

The Registrant has entered into indemnification agreements with substantially all of its officers and directors which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors’ and officers’ liability insurance.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See exhibits listed under the Exhibit Index below.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Registrant, as amended through May 8, 2019 (Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 9, 2019).
4.2	Amended and Restated Bylaws of the Registrant, as amended and restated on May 8, 2019 (Filed as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on May 9, 2019).
5.1*	Opinion of Brett A. Pletcher, Esq.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Counsel (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on this 20th day of May, 2020.

GILEAD SCIENCES, INC.

By:	/s/ Daniel P. O’Day
Daniel P. O’Day
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Gilead Sciences, Inc., do hereby constitute and appoint Daniel P. O’Day and Brett A. Pletcher, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us and in each of our names, places and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or his/her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel P. O’Day	Chairman and Chief Executive Officer	May 20, 2020
Daniel P. O’Day	(Principal Executive Officer)

/s/ Andrew D. Dickson	Executive Vice President and Chief Financial Officer	May 20, 2020
Andrew D. Dickinson	(Principal Financial Officer)

/s/ Diane E. Wilfong	Senior Vice President, Controller and Chief Accounting Officer	May 20, 2020
Diane E. Wilfong	(Principal Accounting Officer)

/s/ Jacqueline K. Barton	Director	May 20, 2020
Jacqueline K. Barton, Ph.D.

/s/ Sandra J. Horning	Director	May 20, 2020
Sandra J. Horning, M.D.

/s/ Kelly A. Kramer	Director	May 20, 2020
Kelly A. Kramer

/s/ Kevin E. Lofton	Director	May 20, 2020
Kevin E. Lofton

/s/ Harish Manwani	Director	May 20, 2020
Harish Manwani

/s/ Richard J. Whitley	Director	May 20, 2020
Richard J. Whitley

/s/ Per Wold-Olsen	Director	May 20, 2020
Per Wold-Olsen